Filed Pursuant to Rule 424(b)(5)
Registration No. 333-257242

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 21, 2021)

$1,000,000,000

7.964% Fixed-to-Floating Rate Senior Notes due November 2, 2034

We are offering $1,000,000,000 aggregate principal amount of 7.964% Fixed-to-Floating Rate Senior Notes due November 2, 2034 (the “Senior Notes”). The Senior Notes will mature on November 2, 2034 and initially bear interest at 7.964% per annum, payable semi-annually in arrears on May 2 and November 2 of each year, commencing May 2, 2024 and ending on November 2, 2033. Beginning on November 2, 2033, the Senior Notes will bear interest at a floating rate equal to Compounded SOFR (determined with respect to each quarterly interest period using the SOFR Index as described in this prospectus supplement) plus 3.370%, payable quarterly in arrears on February 2, 2034, May 2, 2034, August 2, 2034 and at the maturity date.

The Senior Notes will be redeemable in whole, but not in part, by us on November 2, 2033, the date that is one year prior to the maturity date, at 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to the redemption date. In addition, the Senior Notes will be redeemable in whole, or in part, by us during the 90-day period prior to, and including, the maturity date at 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to the redemption date. See “Description of the Senior Notes—Optional Redemption” on page S-23 of this prospectus supplement.

The Senior Notes will be our senior unsecured obligations and will rank equally in right of payment with our other existing and future senior unsecured indebtedness. The Senior Notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the assets securing that indebtedness, and will be structurally subordinated to all existing and future obligations of our subsidiaries. The Senior Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the Senior Notes involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement, in addition to the risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Note	Total
Public offering price (1)	100.000%	$1,000,000,000
Underwriting discount	0.500%	$5,000,000
Proceeds, before expenses, to us (1)	99.500%	$995,000,000

(1)	Plus accrued interest from November 2, 2023, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Senior Notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

We do not intend to list the Senior Notes on any securities exchange or include the Senior Notes in any automated quotation system. Currently, there is no public market for the Senior Notes.

The Senior Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about November 2, 2023.

Joint Book-Running Managers

Barclays	BofA Securities	Citigroup	RBC Capital Markets

Senior Co-Manager

Wells Fargo Securities

Junior Co-Managers

Academy Securities	J.P. Morgan	Mischler Financial Group, Inc.

Ramirez & Co., Inc.	Siebert Williams Shank

The date of this prospectus supplement is October 30, 2023.

Prospectus Supplement

S-i

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Senior Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus filed with the Securities and Exchange Commission, or “SEC.” We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement may only be used where it is legal to sell these securities. We are not, and the underwriters are not, making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed with the SEC is accurate only as of their respective dates. You should assume that any information incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, each reference in this prospectus supplement to “we,” “us,” “our,” “Discover,” “DFS” or “the Company” means Discover Financial Services and its consolidated subsidiaries.

You should not consider any information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Senior Notes. We are not making any representation to you regarding the legality of an investment in the Senior Notes by you under applicable investment or similar laws.

You should read and consider all information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before making your investment decision.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Senior Notes in any Member State of the European Economic Area (each a “Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Senior Notes. Accordingly any person making or intending to make an offer in that Member State of Senior Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Discover Financial Services or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither Discover Financial Services nor the underwriters have authorized, nor do they authorize, the making of any offer of Senior Notes in any Member State in circumstances in which an obligation arises for Discover Financial Services or the underwriters to publish a prospectus for such offer.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Senior Notes. Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Discover Financial Services or any of the underwriters to publish a prospectus pursuant to section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. Neither Discover Financial Services nor the underwriters have authorized, nor do they authorize, the making of any offer of Senior Notes in the United Kingdom in circumstances in which an obligation arises for Discover Financial Services or the underwriters to publish a prospectus for such offer.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Senior Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2) (a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the Senior Notes offered hereby or any of their contents.

Summary

The following summary includes basic information about our company and this offering. It may not contain all of the information that is important to you. For a more complete understanding of our company and this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference herein and therein.

Discover Financial Services

Discover Financial Services (“DFS”) is a digital banking and payment services company. DFS is a bank holding company under the Bank Holding Company Act of 1956 as well as a financial holding company under the Gramm-Leach-Bliley Act. Therefore, DFS is subject to oversight, regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). DFS provides digital banking products and services and payment services through its subsidiaries. DFS offers its customers credit card loans, private student loans, personal loans, home loans and deposit products. DFS also operates the Discover Network, the PULSE network (“PULSE”) and Diners Club International (“Diners Club”), collectively known as the Discover Global Network. The Discover Network processes transactions for Discover-branded credit and debit cards and provides payment transaction processing and settlement services. PULSE operates an electronic funds transfer network, providing financial institutions issuing debit cards on the PULSE network with access to ATMs domestically and internationally, as well as merchant acceptance throughout the United States of America (“U.S.”) for debit card transactions. Diners Club is a global payments network of licensees, which are generally financial institutions, that issue Diners Club branded credit and charge cards and/or provide card acceptance services.

DFS manages its business activities in two segments: Digital Banking and Payment Services. DFS’ Digital Banking segment includes consumer banking and lending products, specifically Discover-branded credit cards issued to individuals on the Discover Network and other consumer banking products and services, including private student loans, personal loans, home loans and deposit products. DFS’ Payment Services segment includes PULSE, Diners Club and our Network Partners business, which provides payment transaction processing and settlement services on the Discover Global Network.

DFS was incorporated in Delaware in 1960. DFS’ principal executive offices are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015. DFS’ main telephone number is (224) 405-0900.

The Offering

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For more information concerning the Senior Notes, see “Description of the Senior Notes.”

Issuer	Discover Financial Services.

Securities Offered	$1,000,000,000 aggregate principal amount of 7.964% Fixed-to-Floating Rate Senior Notes due November 2, 2034.

Maturity Date	The Senior Notes will mature on November 2, 2034.

Summary Terms of the Senior Notes during the Fixed Rate Period

Fixed Rate Period	From, and including, November 2, 2023 to, but excluding, November 2, 2033.

Interest Rate

7.964% annually.

Interest Payment Dates	Each May 2 and November 2, commencing on May 2, 2024 and ending on November 2, 2033, as further described below under “Description of the Senior Notes—Interest.”

Summary Terms of the Senior Notes during the Floating Rate Period

Floating Rate Period	From, and including, November 2, 2033 to, but excluding, the maturity date.

Interest Rate	Compounded SOFR, determined as set forth under “Description of the Senior Notes—Interest—Floating Rate Period,” plus 3.370%.

Interest Payment Dates	February 2, 2034, May 2, 2034, August 2, 2034 and at the maturity date, as further described below under “Description of the Senior Notes—Interest.”

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $992.3 million (after deducting the underwriting discount and estimated offering expenses). We intend to use the net proceeds from this offering for general corporate purposes. For more information, see “Use of Proceeds.”

Ranking	The Senior Notes will be our senior unsecured obligations. They will rank equally in right of payment with our other existing and future senior unsecured indebtedness. The Senior Notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all existing and future obligations of our subsidiaries. See “Description of the Senior Notes—Ranking.”

As of September 30, 2023, at the parent holding company level, DFS had $3.5 billion of senior indebtedness, without giving effect to this offering, and no secured indebtedness. As of September 30, 2023, excluding intercompany amounts, our subsidiaries had $125.4 billion of total indebtedness and other liabilities, including deposits.

Optional Redemption	The Senior Notes will be redeemable in whole, but not in part, by us on November 2, 2033, the date that is one year prior to the maturity date, at 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to the redemption date. In addition, the Senior Notes will be redeemable in whole, or in part, by us during the 90-day period prior to, and including, the maturity date at 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to the redemption date. We will provide 5 to 60 days’ notice of redemption to the registered holders of the Senior Notes. See “Description of the Senior Notes—Optional Redemption.”

Future Issuances	We may from time to time, without notice to or consent of the holders of the Senior Notes, issue additional notes with the same terms as the Senior Notes, (except for the issue date and, in some cases, the public offering price and the first interest payment date) and such additional notes shall be consolidated with the Senior Notes issued in this offering and form a single series.

Denominations	The Senior Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of Senior Notes	We will issue the Senior Notes in the form of one or more notes in registered global form without interest coupons (the “Global Notes”) registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Senior Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Senior Notes will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to receive Senior Notes in definitive form and will not be considered holders of Senior Notes under the indenture. See “Description of the Senior Notes—Book Entry, Delivery and Form.”

Trustee	U.S. Bank Trust Company, National Association.

Calculation Agent	U.S. Bank Trust Company, National Association.

U.S. Federal Income Tax Consequences	You should consult with your tax advisor with respect to the U.S. federal income tax considerations of the acquisition, ownership and disposition of the Senior Notes in light of your own particular situation and with respect to any tax considerations arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material United States Federal Income Tax Consequences.”

Governing Law	The laws of the State of New York govern the indenture and the Senior Notes.

Listing	We do not intend to list the Senior Notes on any exchange or to include the Senior Notes in any automated quotation system.

Risk Factors

Investing in the Senior Notes involves risks. You should consider carefully the risks described below and all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase the Senior Notes. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.” The trading price of the Senior Notes may also be affected by the effects of these risks, macroeconomic trends and our financial results, as well as differences between our actual results and expectations.

Your decision to purchase the Senior Notes should be made only after carefully considering the suitability of the investment for you, in consultation with your own financial, legal, tax and other professional advisors. The Senior Notes are not an appropriate investment for you if you are not knowledgeable about the significant features of the Senior Notes or financial matters in general.

Events for which acceleration rights under the Senior Notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to the issue date of the Senior Notes.

Immediately prior to the delivery of the Senior Notes, we expect to enter into a supplemental indenture (the “second supplemental indenture”) to the indenture, dated as of June 12, 2007 (such indenture as amended or supplemented from time to time, the “Indenture”), governing our senior debt securities, including the Senior Notes, pursuant to which the terms of our senior debt securities to be issued on or after the date of the second supplemental indenture, including the Senior Notes, will be modified. The modifications to the terms of our senior debt securities will include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated.

All or substantially all of our outstanding senior debt securities issued prior to the issue date of the Senior Notes (the “existing senior debt securities”) provide acceleration rights for nonpayment of interest on or principal of the existing senior debt securities and for certain events relating to our bankruptcy, insolvency or reorganization. The existing senior debt securities also provide acceleration rights for our failure to perform any other covenant or agreement in the Indenture under which such existing senior debt securities were issued for 60 days after we have received written notice of such failure, as well as for certain cross defaults on our or Discover Bank’s indebtedness. In addition, the existing senior debt securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment.

However, payment of the principal amount of the Senior Notes:

•

may be accelerated only for (i) our failure to pay any installment of interest on or all or any principal of the notes and, in each case, such nonpayment continues for 30 days after such payment is due, or (ii) the occurrence of certain events relating to bankruptcy, insolvency or reorganization of DFS; and

•

may not be accelerated if (i) we fail to perform any covenant or agreement (other than nonpayment of interest or principal) in the Indenture, as supplemented by the second supplemental indenture, or (ii) if certain cross defaults on our or Discover Bank’s (or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank) indebtedness occur.

As a result of these differing provisions, if we fail to perform any covenant or agreement (other than nonpayment of interest or principal) that applies both to the Senior Notes and to any existing senior debt securities, or if certain cross defaults on our or Discover Bank’s (or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank) indebtedness occur, the trustee for, and the holders of, the existing senior debt securities would have acceleration rights that would not be available to the trustee for, or the holders of, the Senior Notes. In addition, if we fail to pay the principal of any existing senior debt securities when due, an event of default would occur immediately with respect to such existing senior debt securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the applicable senior indenture under which such existing senior debt securities were issued), whereas, if we fail to pay the principal of the Senior Notes when due, the trustee for, and the holders of, the Senior Notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of existing senior debt securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the Senior Notes could adversely affect our ability to make timely payments on the Senior Notes thereafter. These limitations on the rights and remedies of holders of the Senior Notes could adversely affect the market value of the Senior Notes, especially during times of financial stress for us or our industry.

Holders of the Senior Notes could be at greater risk for being structurally subordinated if we sell, lease or convey all or substantially all of our assets to one or more of our directly or indirectly majority-owned subsidiaries.

If we sell, lease or convey all or substantially all of our assets to one or more of our directly or indirectly majority-owned subsidiaries, under the Indenture, as supplemented by the second supplemental indenture, such subsidiary or subsidiaries will not be required to assume our obligations under the Senior Notes, and we will remain the sole obligor on the Senior Notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the Senior Notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “—We are a holding company that conducts all of our business through subsidiaries. The debt and other liabilities of our subsidiaries will be effectively senior to the Senior Notes” and “Description of the Senior Notes—Consolidation, Merger, Sale or Conveyance.”

We are a holding company that conducts all of our business through subsidiaries. The debt and other liabilities of our subsidiaries will be effectively senior to the Senior Notes.

We conduct all of our business through our subsidiaries including Discover Bank, which represented 98.5% of our assets as of September 30, 2023. Our cash flow and, consequently, our ability to pay interest in cash and to service our debt, including the Senior Notes, are dependent to a certain extent upon the cash flow of our subsidiaries and the payment of funds to us by those subsidiaries in the form of loans, dividends or otherwise. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Senior Notes or to make cash available for that purpose. In addition, Discover Bank and many of our operating subsidiaries are highly regulated and may be subject to restrictions on their ability to pay dividends to us. These subsidiaries may use the earnings they generate, as well as their existing assets, to fulfill their own direct debt service requirements.

The Senior Notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness. To the extent that any of our subsidiaries have outstanding indebtedness, the Senior Notes will effectively rank junior to such indebtedness and other liabilities, including deposits. As of September 30, 2023, excluding intercompany amounts, our subsidiaries had $125.4 billion of total indebtedness and other liabilities, including deposits. See “Description of the Senior Notes—Ranking” in this prospectus supplement.

The Senior Notes will be effectively subordinated to all of our existing and future secured debt and to the existing and future secured debt of our subsidiaries.

The Senior Notes are not secured by any of our assets or the assets of our subsidiaries. As a result, the indebtedness represented by the Senior Notes will effectively be subordinated to any secured indebtedness we or our subsidiaries may incur, to the extent of the value of the assets securing such indebtedness. As of September 30, 2023, we had no secured indebtedness and our subsidiaries had $10.9 billion of long-term secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. In the event of the dissolution, a winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the Senior Notes. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the Senior Notes.

There are no covenants in the Indenture governing the Senior Notes relating to our ability to incur future indebtedness or pay dividends and limited restrictions on our ability to engage in other activities, which could adversely affect our ability to pay our obligations under the Senior Notes.

The Indenture governing the Senior Notes does not contain any financial covenants. The Indenture permits us and our subsidiaries to incur additional debt, including secured debt. Because the Senior Notes will be unsecured, in the event of any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding regarding us, whether voluntary or involuntary, the holders of our secured debt will be entitled to receive payment to the extent of the assets securing that debt before we can make any payment with respect to the Senior Notes. If any of the foregoing events occurs, we cannot assure you that we will have sufficient assets to pay amounts due on our debt and the Senior Notes. As a result, you may receive less than you are entitled to receive or recover nothing if any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding occurs.

The Indenture does not limit our subsidiaries’ ability to issue or repurchase securities, pay dividends or engage in transactions with affiliates. Our ability to use our funds for numerous purposes may limit the funds available to pay our obligations under the Senior Notes.

There may not be a public market for the Senior Notes and an active trading market for the Senior Notes may not develop.

The Senior Notes constitute a new issue of securities with no established trading market. We do not currently intend to apply for listing of the Senior Notes on any securities exchange or to include the Senior Notes in any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the Senior Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, no liquid market for the Senior Notes may develop, and any market that develops may not last. If the Senior Notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your Senior Notes at their fair market value or at all.

The amount of interest payable on the Senior Notes with respect to each interest period during the floating rate period will be determined near the end of such interest period.

The interest rate on the Senior Notes with respect to any interest period during the floating rate period will only be capable of being determined near the end of such interest period. Consequently, it may be difficult for investors in the Senior Notes to estimate reliably the amount of interest that will be payable on the Senior Notes. In addition, some investors may be unwilling or unable to trade the Senior Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Senior Notes.

The interest rate on the Senior Notes during the floating rate period will be based on Compounded SOFR, which will be determined by reference to the SOFR Index, a relatively new market index.

For each interest period during the floating rate period, the interest rate on the Senior Notes will be based on Compounded SOFR (as defined below) calculated by reference to the SOFR Index (as defined below) using the specific formula described in this prospectus supplement. The SOFR Index measures the cumulative impact of compounding the daily secured overnight financing rate (“SOFR”) as provided by the Federal Reserve Bank of New York (the “FRBNY”). The value of the SOFR Index on a particular business day reflects the effect of compounding SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods. For this and other reasons, the interest rate during any Observation Period (as defined below) will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the Observation Period for an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in Compounded SOFR used to calculate the interest rate on the Senior Notes during the relevant interest period.

The FRBNY only began publishing the SOFR Index on March 2, 2020. In addition, very limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for Compounded SOFR used in the Senior Notes may not be widely adopted by other market participants, if at all. The market value of the Senior Notes would likely be adversely affected if the market adopts a different calculation method.

SOFR has a very limited history, and its historical performance is not indicative of future performance.

The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. The level of SOFR during the floating rate period for the Senior Notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the Senior Notes may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the Senior Notes. Changes in the levels of SOFR will affect Compounded SOFR and, therefore, the return on the Senior Notes and the trading price of such Senior Notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded SOFR will be positive.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR, during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the Senior Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

The SOFR Index may be modified or discontinued and the Senior Notes may bear interest during the floating rate period by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Senior Notes.

The interest rate during the floating rate period for the Senior Notes will be determined by reference to the SOFR Index as published by the FRBNY, as administrator of SOFR, based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. The FRBNY may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or timing related to the publication of SOFR. These changes may be materially adverse to the interests of investors in the Senior Notes, by, for example, reducing the amount of interest payable on the Senior Notes during the floating rate period and therefore the trading prices of the Senior Notes. In addition, the FRBNY may withdraw, modify or amend the published SOFR Index or other SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or other SOFR data that the FRBNY may publish after the interest rate for such interest period has been determined.

If we or our designee determine that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred with respect to the Senior Notes, then the interest rate on the Senior Notes during the floating rate period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under the caption “Certain Terms of the Senior Notes—Interest—Floating Rate Period— Compounded SOFR.” If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the Alternative Reference Rates Committee (“ARRC”)), (ii) the International Swaps and Derivatives Association, Inc.(“ISDA”) or (iii) in certain circumstances, us or our designee.

In addition, the terms of the Senior Notes expressly authorize us or our designee, in connection with a Benchmark Replacement, to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Senior Notes during the floating rate period by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Senior Notes in connection with a Benchmark Transition Event, could adversely affect the value of, the return on and the price at which you can sell the Senior Notes.

Further, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of, the return on and the price at which you can sell the Senior Notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Senior Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predictable based on historical performance, (iv) the secondary trading market for the Senior Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

We or our designee will make certain determinations with respect to the Senior Notes, which determinations may adversely affect the Senior Notes.

We or our designee will make certain determinations with respect to the Senior Notes as further described under the caption “Description of the Senior Notes—Interest—Floating Rate Period.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the Senior Notes in our or our designee’s sole discretion as further described under the caption “Description of the Senior Notes—Interest—Floating Rate Period—Compounded SOFR.” In making such determinations, potential conflicts of interest may exist between us, or our designee, and you. Any of these determinations may adversely affect the value of, the return on and the price at which you can sell the Senior Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of, the return on and the price at which you can sell the Senior Notes. For further information regarding these types of determinations, see “Description of the Senior Notes—Interest—Floating Rate Period—Compounded SOFR.”

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus contain or will contain certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates,” “forecasts” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. You should not rely solely on the forward-looking statements, which are qualified in their entirety by reference to, and are accompanied by, the important factors described in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, including under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” You should consider all uncertainties and risks contained in or incorporated by reference into this prospectus supplement and accompanying prospectus. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

•

changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment, the levels of consumer confidence and consumer debt and investor sentiment;

•

the impact of current, pending and future legislation, regulation, supervisory guidance and regulatory and legal actions, including, but not limited to, those related to accounting guidance, tax reform, financial regulatory reform, consumer financial services practices, anti-corruption and funding, capital and liquidity;

•	the actions and initiatives of current and potential competitors;

•	our ability to manage our expenses;

•	our ability to successfully achieve card acceptance across our networks and maintain relationships with network participants and merchants;

•	our ability to sustain and grow our private student loan, personal loan and home loan products;

•	difficulty obtaining regulatory approval for financing, closing, transitioning, integrating or managing the expenses of acquisitions of or investments in new businesses, products or technologies;

•	our ability to manage our credit risk, market risk, liquidity risk, operational risk, legal and compliance risk and strategic risk;

•	the availability and cost of funding and capital;

•	access to deposit, securitization, equity, debt and credit markets;

•	the impact of rating agency actions;

•	the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices;

•	losses in our investment portfolio;

•	limits on our ability to pay dividends and repurchase our common stock;

•	limits on our ability to receive payments from our subsidiaries;

•	fraudulent activities or material security breaches of our or others’ key systems;

•	our ability to remain organizationally effective;

•	our ability to increase or sustain Discover card usage or attract new customers;

•	our ability to maintain relationships with merchants;

•	the effect of political, economic and market conditions, geopolitical events, climate change, pandemics and unforeseen or catastrophic events;

•	our ability to introduce new products and services;

•	our ability to manage our relationships with third-party vendors, as well as those with which we have no direct relationship such as our employees’ internet service providers;

•	our ability to maintain current technology and integrate new and acquired systems and technology;

•	our ability to collect amounts for disputed transactions from merchants and merchant acquirers;

•	our ability to attract and retain employees;

•	our ability to protect our reputation and our intellectual property;

•	our ability to comply with regulatory requirements; and

•	new lawsuits, investigations or similar matters or unanticipated developments related to current matters.

In addition, we routinely evaluate and may pursue acquisitions of or investments in businesses, products, technologies, loan portfolios or deposits, which may involve payment in cash or our debt or equity securities.

The foregoing review of important factors should not be construed as exclusive and should be read in conjunction with the other cautionary statements that are included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $992.3 million (after deducting the underwriting discount and estimated offering expenses). We intend to use the net proceeds from this offering for general corporate purposes.

Description of the Senior Notes

The following summary sets forth certain terms and provisions of the Senior Notes and the Indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Senior Notes and the Indenture, including the definitions therein, copies of which are available for inspection at the office of the trustee for the Senior Notes (the “Trustee”). A copy of the Indenture has also been incorporated by reference as an exhibit to the registration statement of which the accompanying prospectus is a part, and is incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Senior Notes and in the Indenture. Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating an investment in the Senior Notes. We urge you to read the Indenture and the Senior Notes because they, and not this description, define your rights as holders of the Senior Notes.

The following discussion of the terms of the Senior Notes supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus. You should read the accompanying prospectus and this prospectus supplement together for a more complete description of the Indenture and the Senior Notes. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description of the Senior Notes in this prospectus supplement.

In this section, “we,” “us,” “our” and similar words refer to Discover Financial Services and not any of our subsidiaries.

General

We will issue the Senior Notes under the Indenture. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The Senior Notes

Senior Notes in an initial aggregate principal amount of $1,000,000,000 will be issued in this offering. The aggregate principal amount of debt securities issuable under the Indenture is unlimited. We may from time to time, without notice to or consent of the holders of the Senior Notes, issue additional notes with the same terms as the Senior Notes (except for the issue date and, in some cases, the public offering price and the first interest payment date) and such additional notes shall be consolidated with the Senior Notes issued in this offering and form a single series of debt securities under the Indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an “event of default” (as such term is defined below) has occurred and is continuing with respect to the Senior Notes.

The Senior Notes to be issued in this offering will form their own series of notes for voting purposes and will not be part of the same class or series of any other notes previously issued by us.

We may at any time purchase Senior Notes at any price or prices in the open market or otherwise. Senior Notes so purchased by us may, at our discretion, be held, resold or surrendered to the Trustee for cancellation.

The Senior Notes will be issued only in fully registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Senior Notes will be issued in the form of one or more Global Notes deposited with a custodian for and registered in the name of a nominee of DTC, but in certain circumstances, may be represented by Senior Notes in certificated form. The Senior Notes are not issuable in bearer form.

Ranking

The Senior Notes:

•	will be our general unsecured obligations;

•	will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness;

•	will be structurally subordinated to the existing and future claims of creditors of our subsidiaries;

•	will rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness; and

•	will be senior in right of payment to any of our existing and future subordinated indebtedness.

None of our subsidiaries will guarantee the Senior Notes. As noted above, the Senior Notes will be structurally subordinated to all of our subsidiaries’ existing and future obligations. See “Risks Factors—We are a holding company that conducts all of our business through subsidiaries. The debt and other liabilities of our subsidiaries will be effectively senior to the Senior Notes.” As of September 30, 2023, at the parent holding company level, Discover Financial Services had $3.5 billion of senior indebtedness, without giving effect to this offering, and no secured indebtedness. As of September 30, 2023, excluding intercompany amounts, our subsidiaries had $125.4 billion of total indebtedness and other liabilities, including deposits.

Maturity

Unless earlier redeemed or repurchased, the Senior Notes will mature and be payable at 100% of their principal amount on November 2, 2034.

Interest

Interest on the Senior Notes will accrue from, and including November 2, 2023 to, but excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period” for the Senior Notes. If an interest payment date with respect to the fixed rate period, the maturity date or a redemption date for the Senior Notes falls on a day that is not a business day, DFS will postpone the payment of interest, or principal and interest at the maturity date or redemption date, as applicable, to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Senior Notes will not be entitled to any further interest or other payments with respect to such postponements. If an interest payment date with respect to the floating rate period falls on a day that is not a business day, DFS will postpone the interest payment date to the next succeeding business day, except that, if the next succeeding business day falls in the next calendar month, then such interest payment date will be advanced to the immediately preceding day that is a business day and, in each case, the related interest periods also will be adjusted for such non-business days.

When we use the term “business day,” we mean any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or obligated by law, regulation or executive order to close. The interest payable on the Senior Notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the Senior Notes are registered at the close of business on the 15th calendar day, whether or not a business day, immediately preceding the interest payment date. However, interest that DFS pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in New York, New York or, at DFS’s option in the event the Senior Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

Fixed Rate Period. During the period from, and including November 2, 2023 to, but excluding November 2, 2033, the Senior Notes will accrue interest at the rate of 7.964% per annum. Such interest will be payable semi-annually in arrears on May 2 and November 2 of each year, commencing on May 2, 2024 and ending on November 2, 2033. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Period. During the period from, and including November 2, 2033 to, but excluding, the maturity date, the Senior Notes will bear interest at a floating rate per annum equal to Compounded SOFR plus 3.370%, as determined by the Calculation Agent (as defined below) in the manner described below. Such interest will be payable quarterly in arrears on February 2, 2034, May 2, 2034, August 2, 2034 and at the maturity date.

Compounded SOFR for each interest period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation Period relating to such interest period.

The amount of accrued interest payable on the Senior Notes for each interest period will be computed by multiplying (i) the outstanding principal amount of the Senior Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in the applicable interest period (or any other relevant period) divided by 360. The interest rate on the Senior Notes will in no event be lower than zero.

The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the Interest Determination Date (as defined below) for such interest period and prior to the relevant interest payment date and will notify us and the Trustee of Compounded SOFR, such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the relevant interest payment date. At the request of a holder of the Senior Notes, the Calculation Agent will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period, after Compounded SOFR, such interest rate and accrued interest have been determined. Any calculation or determination by the Calculation Agent with respect to the floating interest rate will be conclusive and binding absent manifest error.

Secured Overnight Financing Rate and the SOFR Index

SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The FRBNY notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period during the floating rate period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.

Compounded SOFR

With respect to any interest period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Determination Date, and, for the initial interest period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period;

“SOFR IndexEnd” = The SOFR Index value on the Interest Determination Date relating to the applicable interest payment date (or in the final interest period, relating to the maturity date, or, in the case of the redemption of the Senior Notes, relating to the applicable redemption date); and

“d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Determination Date” means the date two U.S. Government Securities Business Days before each interest payment date (or, in the case of the redemption of the Senior Notes, preceding the applicable redemption date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date or, in the case of the redemption of the Senior Notes, preceding the applicable redemption date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at http://www.newyorkfed.org, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the Indenture or the Senior Notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Senior Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period will be an annual rate equal to the sum of the Benchmark Replacement plus 3.370%.

SOFR Index Unavailable Provisions

If a SOFR Index Start or SOFR Index End is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury- repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1)

Benchmark Replacement. If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Senior Notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

•	notwithstanding anything to the contrary in the Indenture or the Senior Notes, shall become effective without consent from the holders of the Senior Notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and we or our designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark(or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means U.S. Bank Trust Company, National Association, or its successor appointed by us, acting as calculation agent.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero)that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the

Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Optional Redemption

The Senior Notes will be redeemable in whole, but not in part, by us on November 2, 2033, the date that is one year prior to the maturity date, at 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to the redemption date. In addition, the Senior Notes will be redeemable in whole, or in part, by us during the 90-day period prior to, and including, the maturity date at 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to the redemption date. Other than as set forth in this paragraph, the Senior Notes are not redeemable prior to maturity.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 5 days but no more than 60 days before the redemption date to each holder of Senior Notes to be redeemed. If fewer than all of the Senior Notes are to be redeemed and the Senior Notes are Global Notes held by DTC or its nominee, the particular Senior Notes or portions thereof selected for redemption from the outstanding Senior Notes not previously redeemed will be selected by DTC in accordance with its standard procedures. If the Senior Notes are not then Global Notes held by DTC or its nominee, the Trustee will select, at least 30 days but no more than 50 days before the redemption date, the particular Senior Notes or portions of the Senior Notes for redemption from the outstanding Senior Notes not previously called and in accordance with its customary procedures.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions of the Senior Notes called for redemption.

Sinking Fund

The Senior Notes do not have the benefit of a sinking fund.

Consolidation, Merger, Sale or Conveyance

The following supersedes the information in the accompanying base prospectus under the section entitled “Description of Debt Securities—Certain Covenants—Restrictions on Consolidations, Mergers and Sales of Assets” with respect to the Senior Notes and all other series of senior debt securities issued under the Indenture on or after the date of the second supplemental indenture.

The Indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person (other than the sale, lease or conveyance of all or substantially all of our assets to one or more of our directly or indirectly majority-owned subsidiaries), unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets will:

•	be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•

expressly assume the due and punctual payment of the principal of and interest on all of our debt securities issued under the Indenture and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation; and

•

immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Indenture.

Other than as described above, there are no covenants or other provisions in the Indenture that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of our company or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include our merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets.

With respect to senior debt securities issued on or after the date of the second supplemental indenture, including the Senior Notes, the foregoing requirements do not apply in the case of a sale, lease or conveyance by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we own or control more than 50% of the shares of the voting stock or equivalent interest. As a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the Senior Notes and we would remain the sole obligor on the Senior Notes.

Events of Default and Covenant Breaches with Respect to Senior Debt Securities

The following supersedes the information in the accompanying base prospectus under the section entitled “Description of Debt Securities—Events of Default” with respect to the Senior Notes and all other series of senior debt securities issued under the Indenture on or after the date of the second supplemental indenture.

The Indenture provides holders of our debt securities with remedies if we fail to perform specific obligations or if we become bankrupt. You should review these provisions and the related provisions in the applicable prospectus supplement and understand which of our actions trigger an event of default and which actions do not.

Each of the following constitutes an event of default with respect to each series of senior debt securities:

•

default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•

default in payment of all or any principal of the debt securities of such series as and when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise, and continuance of such default for a period of 30 days; or

•	the occurrence of certain events of bankruptcy, insolvency or reorganization of us.

We may change, eliminate or add to the events of default with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement relating to such series. For the avoidance of doubt, the only events of default with respect to the Senior Notes are those set forth above.

Acceleration of Debt Securities upon an Event of Default. The Indenture provides that if an event of default applicable to any series of senior debt securities occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series by notice in writing to us and to the Trustee, if given by security holders, may declare the principal of all the senior debt securities of such series and interest accrued thereon to be due and payable immediately. For the avoidance of doubt, neither the Trustee nor any holders shall be entitled to accelerate the maturity of any debt security, nor shall the maturity of any debt security be otherwise accelerated, as a result of a covenant breach (defined below).

A “covenant breach” under the Indenture, as to any series of senior debt securities issued on or after the date of the second supplemental indenture, including the Senior Notes, means default in the payment of any sinking fund installment or analogous obligation with respect to any of the senior debt securities of that series when due or failure to perform any other covenant or agreement with respect to such series as set forth in the Indenture for 60 days after the date on which written notice specifying such failure, stating that such notice is a notice of covenant breach and demanding that we remedy the same, shall have been given by registered or certified mail, return receipt requested, to us by the Trustee, or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected thereby. In the event a covenant breach with respect to any series of senior debt securities issued on or after the date of the second supplemental indenture, including the Senior Notes, occurs and is continuing, the Trustee shall be entitled to proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceeding as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy. For the avoidance of doubt, a covenant breach shall not be an event of default with respect to any debt security.

Waiver of Defaults. The Indenture provides that the holders of a majority in aggregate principal amount of outstanding debt securities of any series with respect to which an event of default or covenant breach has occurred and is continuing may on behalf of the holders of all such debt securities of such series waive any past default, event of default or covenant breach and its consequences, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee) or a default in respect of a covenant or provision in the Indenture that cannot be modified or amended without the consent of the holder of each debt security affected. In the case of any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any event of default or covenant breach arising therefrom shall be deemed to have been cured, and not to have occurred for the purpose of the Indenture; but no such waiver shall extend to any subsequent or other default, event of default or covenant breach or impair any right consequent thereon.

Collection of Indebtedness. If a default in the payment of principal of, or any interest on, debt securities of any series issued under the Indenture occurs and such default shall have continued for a period of 30 days and we fail to pay the full amount then due and payable with respect to all debt securities of such series immediately upon the demand of the Trustee, such Trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. If any default occurs and is continuing, the Trustee may pursue legal action to enforce the performance of any provision in the Indenture to protect the rights of such Trustee and the holders of the debt securities of such series issued under the Indenture.

Indemnification of Trustee for Actions Taken on Your Behalf. The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during an event of default or a covenant breach to act with the required standard of care, to be indemnified by the holders of debt securities issued under the Indentures before proceeding to exercise any trust or power at the request of such holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series.

Limitation on Actions by You as an Individual Holder. The Indenture provides that no individual holder of debt securities of any series may institute any action against us, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the Trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series must have (1) made a written request upon the Trustee to institute that action and

(2) offered the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

•	the Trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in principal amount of the outstanding debt securities of such series must not have given directions to the Trustee inconsistent with those of the holders referred to above.

These limitations do not apply to a suit instituted by a holder of debt securities for the enforcement of payment of the principal of or any premium or interest on the debt securities on or after the maturity date.

Payment and Transfer

Principal of, premium (if any) and interest on the Senior Notes will be payable, and the Senior Notes may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the Trustee). Payment of principal of, premium (if any) and interest on Senior Notes in global form will be made in immediately available funds to DTC’s nominee as the registered holder of such Global Notes. If the Senior Notes are no longer represented by Global Notes, payment of interest on the Senior Notes in certificated form may, at our option, be made by check mailed directly to holders at their registered addresses.

So long as the Senior Notes are represented by one or more Global Notes, transfers of beneficial interests in such Global Notes will be effected under DTC’s procedures and will be settled in same-day funds. If the Senior Notes are no longer represented by Global Notes, a holder may transfer or exchange notes in certificated form at the same location given in the preceding paragraph. We are not required to transfer or exchange any Senior Notes selected for redemption or for a period of 15 days before a selection of Senior Notes to be redeemed.

The registered holder of a Senior Note will be treated as the owner of it for all purposes. We will not be required to:

•

register the transfer of or exchange any Senior Note if the holder has exercised the holder’s right, if any, to require us to repurchase the Senior Notes, in whole or in part, except the portion of the Senior Notes not required to be repurchased;

•	register the transfer of or exchange Senior Notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered Senior Notes selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered Senior Notes being redeemed in part.

No service charge will be made for any registration of transfer or exchange of Senior Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

DTC or DTC’s nominee will be the holder of the Senior Notes and therefore will be the only entity that can exercise a right to repayment. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to DTC.

Book-entry, Delivery and Form

Except as set forth below, the Senior Notes will be issued in fully registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Senior Notes initially will be represented by one or more Global Notes. The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a Global Note may not be transferred except as a whole by the depositary for such Global Note to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a Global Note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a Global Note directly through Euroclear and Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a Global Note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon the issuance of a Global Note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the Senior Notes beneficially owned by the participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as DTC, or its nominee, is the registered owner of the Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Senior Notes represented by the Global Note for all purposes under the Indenture and the Senior Notes. Except as described below, owners of beneficial interests in a Global Note will not be entitled to have the Senior Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Senior Notes in definitive form and will not be considered the owners or holders of the Senior Notes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the depositary for that Global Note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. The laws of some states may require that some purchasers of Senior Notes take physical delivery of these Senior Notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Note.

To facilitate subsequent transfers, all Senior Notes deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the Senior Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Senior Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Senior Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

We will make payments due on the Senior Notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that Global Note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that Global Note as shown on the records of the depositary. Payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants or indirect participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. Neither we nor the Trustee nor any other agent of ours or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Notes.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell Senior Notes to persons in jurisdictions that require such delivery of such Senior Notes or to pledge such Senior Notes, such holder must transfer its interest in the relevant Global Note in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the Global Note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the Global Note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

We expect that DTC will take any action permitted to be taken by a holder of Senior Notes (including the presentation of Senior Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of the Senior Notes as to which such participant or participants has or have given such direction. However, if DTC no longer is willing to act as depositary, ceases to be a clearing agency or if there is an Event of Default under the Senior Notes, DTC will exchange each Global Note for definitive Senior Notes, which it will distribute to its participants. These definitive Senior Notes will be subject to certain restrictions on registration of transfers and will bear certain legends.

Although we expect that DTC, Euroclear and Clearstream will follow the foregoing procedures in order to facilitate transfers of interests in each Global Note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that we believe to be reliable, but we do not take any responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Certificated Senior Notes

If (i) DTC notifies us that it is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation or (ii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Notes, Senior Notes in certificated form will be issued to each person that DTC identifies as the beneficial owner of the Senior Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such certificated Senior Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related Senior Notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Senior Notes to be issued.

Notices

The Trustee will cause all notices to the holders of the Senior Notes to be mailed by first class mail, postage prepaid to the address of each holder as it appears in the register of Senior Notes (or while Senior Notes are held through DTC, by electronic delivery to DTC). Any notice so mailed will be conclusively presumed to have been received by the holders of the Senior Notes. Prospective purchasers should note that under normal circumstances DTC will be the only “holder” of the Senior Notes as that term is used herein and in the Indenture. See “—Book-Entry, Delivery and Form” above.

Concerning Our Relationship With the Trustee

U.S. Bank Trust Company, National Association, the Trustee under the Indenture, is also the trustee of the Discover Card Execution Note Trust and the Discover Card Master Trust I under Discover Bank’s amended and restated pooling and servicing agreement, as amended, and the trustee of The Student Loan Corporation’s securitization trust.

Governing Law

The Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

Material United States Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Senior Notes to beneficial owners of the Senior Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

This discussion applies only to beneficial owners that acquire the Senior Notes in connection with their initial issuance, at their issue price (i.e., the first price at which a substantial amount of the Senior Notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the Senior Notes as “capital assets” within the meaning of section 1221 of the Internal Revenue Code. This discussion does not address all aspects of U.S. federal income taxation that might be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, accrual method taxpayers subject to special tax accounting rules as a result of their use of certain financial statements under Section 451(b) of the Internal Revenue Code, partnerships (or entities properly classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, and persons holding the Senior Notes as part of a hedging or conversion transaction or a straddle. In addition, this discussion does not address alternative minimum tax considerations, the Medicare tax on net investment income or any foreign, state, local or non-income tax consequences of the acquisition, ownership or disposition of the Senior Notes to beneficial owners of the Senior Notes.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a Senior Note who or that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State within the United States, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Internal Revenue Code) have the authority to control all substantial decisions of the trust.

The term “Non-U.S. Holder” means any beneficial owner of a Senior Note who or that is not a U.S. Holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus supplement, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”

If a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes is a beneficial owner of a Senior Note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Such entities and partners of such entities should consult their own tax advisors about the U.S. federal income and other tax consequences of the acquisition, ownership, and disposition of a Senior Note.

This discussion is for general purposes only. Holders should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Holders

Treatment of the Senior Notes as Variable Rate Debt Instruments

The Senior Notes will initially bear interest at a fixed rate. Beginning on November 2 , 2033 the Senior Notes will bear interest at a floating rate per annum equal to Compounded SOFR plus 3.370%. Under applicable Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of a single fixed rate and one or more qualified floating rates and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the Senior Notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes. The remainder of this summary assumes that the Senior Notes are treated as variable rate debt instruments.

Interest

A U.S. Holder generally must include interest paid on the Senior Notes as ordinary income at the time it is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the stated principal amount of the Senior Notes exceeds the issue price by at least a statutory de minimis amount (as set forth in the applicable Treasury regulations), a U.S. Holder (regardless of its method of tax accounting) will be required to include such excess in income as original issue discount as it accrues in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income. It is not expected that the stated principal amount of the Senior Notes will exceed the issue price by more than a de minimis amount. The discussion below assumes that the stated principal amount of the Senior Notes will not exceed the issue price by more than a de minimis amount.

The tax treatment of interest depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Regulations). Depending on the facts and circumstances, a fixed-to-floating rate may be treated as a single qualified floating rate for purposes of determining the amount of QSI. Based on current market conditions and the manner in which interest rates on the Senior Notes are determined, we expect that all of the stated interest on the Senior Notes will be treated as QSI and the Senior Notes will not be treated as having been issued with any original issue discount. Interest that is QSI will generally be includible in a U.S. Holder’s income as ordinary income at the time such interest payments are received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Holders should consult their own tax advisors regarding the tax consequences to them if the Senior Notes are issued with original issue discount or if the stated interest is not treated as QSI.

Sale, exchange or redemption of the Senior Notes

Upon the sale, exchange, redemption or other taxable disposition of the Senior Notes, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition of the Senior Notes, other than amounts attributable to accrued interest which would be treated as interest and taxed as described above in “—Interest” to the extent such interest has not been previously included in income, and (ii) the U.S. Holder’s adjusted tax basis in the Senior Notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder’s adjusted tax basis in the Senior Notes generally will be its cost for the Senior Notes.

The gain or loss a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the Senior Notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if a U.S. Holder has held the Senior Notes for more than 12 consecutive months. For individuals, long-term capital gains are currently taxed at lower rates than ordinary income. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its own tax advisor regarding the deductibility of capital losses in its particular circumstances.

Backup withholding and information reporting

In general, a U.S. Holder that is not an “exempt recipient” will be subject to U.S. federal backup withholding tax at the applicable rate (currently 24%) with respect to payments on the Senior Notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the Senior Notes, unless the U.S. Holder provides its taxpayer identification number to the paying agent and certifies, under penalties of perjury, that it is not subject to backup withholding on an Internal Revenue Service Form W-9 (Request for Taxpayer Identification Number and Certification) and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the Internal Revenue Service in a timely manner. In addition, payments on the Senior Notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder that is not an exempt recipient generally will be subject to information reporting requirements.

Non-U.S. Holders

Payments of interest

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on interest paid on the Senior Notes that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, in the case of an applicable income tax treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) so long as:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of our stock entitled to vote;

•	the Non-U.S. Holder is not a “controlled foreign corporation” that is related to us, actually or by attribution, through stock ownership;

•	the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of the Non-U.S. Holder’s trade or business; and either

•

(i) the Non-U.S. Holder certifies under penalties of perjury on an Internal Revenue Service Form W-8BEN or W-8BEN-E that it is not a United States person (as defined in the Internal Revenue Code), and provides its name and address, and U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Senior Notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder and furnishes to the applicable withholding agent a copy thereof.

A Non-U.S. Holder that does not qualify for exemption from withholding as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the Senior Notes. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the Senior Notes is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes the applicable withholding agent a properly completed and executed Internal Revenue Service Form W-8BEN or W-8BEN-E claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.

Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of Senior Notes held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their tax advisors regarding special rules that may be applicable in their particular circumstances.

Sale, exchange or redemption of the Senior Notes

Generally, subject to the discussions below under “—Backup withholding and information reporting” and “—FATCA,” any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a Senior Note (other than amounts attributable to accrued and unpaid interest, which will be treated as interest and may be subject to the rules described under “—Payments of interest” above) will be exempt from U.S. federal income and withholding tax, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income as described below under “—Effectively connected income.”

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Effectively connected income

If interest, gain or other income recognized by a Non-U.S. Holder on a Senior Note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will not be subject to the withholding tax discussed above if the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States), but the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest, gain or other income as if it were a United States person (as defined in the Internal Revenue Code). In addition to such U.S. federal income tax, if the Non-U.S. Holder is a corporation, it may be subject to an additional branch profits tax.

Backup withholding and information reporting

We must report annually to the Internal Revenue Service and to a Non-U.S. Holder the amount of interest paid to the Non-U.S. Holder and the tax withheld from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on payments of interest and other “reportable payments.” Such backup withholding and additional information reporting will not apply to payments on the Senior Notes made by us or our paying agent to a Non-U.S. Holder if the certification described above under “—Payments of interest” is received from the Non-U.S. Holder.

Backup withholding and information reporting generally will not apply to payments of proceeds from the sale or other disposition of a Senior Note made to a Non-U.S. Holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a United States person (as defined in the Internal Revenue Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person (as defined in the Internal Revenue Code) and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a Senior Note made to a Non-U.S. Holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person (as defined in the Internal Revenue Code) and it satisfies certain other conditions or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the Internal Revenue Service in a timely manner.

Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

FATCA

Sections 1471-1474 of the Internal Revenue Code and the Treasury regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest on the Senior Notes paid to a foreign financial institution, whether or not such foreign financial institution is the beneficial owner of such payments, unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the Internal Revenue Service to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the Internal Revenue Service or to the withholding agent regarding each substantial U.S. owner. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of the Senior Notes.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a Holder’s particular situation. Prospective purchasers of the Senior Notes should consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the Senior Notes, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

Underwriting

Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Senior Notes set forth opposite its name below.

Underwriters	Principal Amount of Senior Notes
Barclays Capital Inc.	$200,000,000
BofA Securities, Inc.	200,000,000
Citigroup Global Markets Inc.	200,000,000
RBC Capital Markets, LLC	200,000,000
Wells Fargo Securities, LLC	50,000,000
Academy Securities, Inc.	30,000,000
J.P. Morgan Securities LLC	30,000,000
Mischler Financial Group, Inc.	30,000,000
Samuel A. Ramirez & Company, Inc.	30,000,000
Siebert Williams Shank & Co., LLC	30,000,000

Total	$1,000,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Senior Notes sold under the underwriting agreement if any of these Senior Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Senior Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Senior Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Senior Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.300% of the principal amount of the Senior Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.200% of the principal amount of the Senior Notes to certain other dealers. After the initial offering, the underwriters may from time to time vary the public offering price and other selling terms.

The expenses of the offering, not including the underwriting discount, are estimated at $2,740,000 and are payable by us.

New Issue of Senior Notes

The Senior Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Senior Notes on any national securities exchange or for inclusion of the Senior Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Senior Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Senior Notes or that an active public market for the Senior Notes will develop. If an active public trading market for the Senior Notes does not develop, the market price and liquidity of the Senior Notes may be adversely affected. If the Senior Notes are traded, they may trade at a discount from the public offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, for the period from the date of this prospectus supplement through and including the closing date, without first obtaining the prior written consent of Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the Senior Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Senior Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Senior Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Senior Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Senior Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Senior Notes or preventing or retarding a decline in the market price of the Senior Notes. As a result, the price of the Senior Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Senior Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

We expect that delivery of the Senior Notes will be made against payment therefor on or about November 2, 2023, which will be the third business day after the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes before the second business day prior to the date of delivery will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State, no offer of Senior Notes which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any related free writing prospectus may be made to the public in that Member State other than:

A	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

B

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Senior Notes shall require Discover Financial Services or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any Senior Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Senior Notes.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no offer of Senior Notes which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any related free writing prospectus may be made to the public in the United Kingdom other than:

A	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

B

to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C	in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of Senior Notes shall require Discover Financial Services or any underwriter to publish a prospectus pursuant to section 85 of the FSMA.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any Senior Notes means the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Senior Notes.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Senior Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Discover Financial Services.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Senior Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The Senior Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the Senior Notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the ground that the solicitation for subscription of the Senior Notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2(I) of the FIEA. Such solicitation shall be subject to the condition that any qualified institutional investor (as defined under the FIEA, “QII”) who acquires the Senior Notes shall enter into an agreement which provides that it shall not transfer such interests to anyone other than another QII. Accordingly, the Senior Notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except for in a private placement described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Senior Notes are subscribed for or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Senior Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA; (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Senior Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Senior Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products)).

Notice to Prospective Investors in Canada

The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Senior Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Senior Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Senior Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia for a period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Senior Notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Korea

The Senior Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Senior Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Senior Notes may not be resold to Korean residents unless the purchaser of the Senior Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Senior Notes.

Notice to Prospective Investors in Switzerland

The Senior Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Senior Notes or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to us, this offering or the Senior Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Senior Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of Senior Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Senior Notes.

Notice to Prospective Investors in Taiwan

The Senior Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Senior Notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

Notice to Prospective Investors in United Arab Emirates

The Senior Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities.

Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the Senior Notes or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the Senior Notes or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Legal Matters

The validity of the Senior Notes offered by this prospectus supplement will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters in connection with the offering of the Senior Notes will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois.

Experts

The consolidated financial statements incorporated in this prospectus supplement by reference from Discover Financial Services’ Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Discover Financial Services’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Documents Incorporated by Reference

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the securities described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•

our Definitive Proxy Statement on Schedule 14A filed on March  17, 2023 (the portion thereof incorporated by reference in Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 only); and

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2023, May 12, 2023, June 1, 2023, August 14, 2023, September 5, 2023 and September 29, 2023.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.discoverfinancial.com. The information available at our website does not constitute a part of this prospectus. You may also request a copy of our SEC filings, or the documents we incorporate by reference in this prospectus supplement, at no cost, by writing or telephoning us at:

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

Attention: Investor Relations

Telephone: (224) 405-0900

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

Hybrid Securities Combining Elements of the Foregoing

This prospectus relates to senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants and hybrid securities combining elements of the foregoing that we may sell from time to time in one or more transactions. This prospectus contains a general description of the securities that we may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. Read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the accompanying prospectus supplement, carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “DFS.” On June 18, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $114.11 per share. You are urged to obtain current market quotations of the common stock. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth or will be calculable in the applicable prospectus supplement or other offering materials.

Investing in the securities involves risks. See “Risk Factors” on page 1 of this prospectus and in the accompanying prospectus supplement, in addition to the risk factors that are incorporated by reference into this prospectus and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities offered hereby are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is June 21, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf process, we may from time to time offer and sell, in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement and issuer free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This document may only be used where it is legal to sell these securities. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus, in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. You should only assume that any information incorporated by reference in this prospectus, any prospectus supplement or issuer free writing prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Each reference in this prospectus to “we,” “us,” “our,” “Discover” or “the Company” means Discover Financial Services and its consolidated subsidiaries, unless the context requires otherwise.

i

THE COMPANY

Discover Financial Services is a digital banking and payment services company. We were incorporated in Delaware in 1960. We are a bank holding company under the Bank Holding Company Act of 1956 and a financial holding company under the Gramm-Leach-Bliley Act, and therefore are subject to oversight, regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We provide digital banking products and services and payment services through our subsidiaries. We offer our customers credit card loans, private student loans, personal loans, home loans and deposit products. We had $86.3 billion in loan receivables and $64.1 billion in deposits issued through direct-to-consumer channels and affinity relationships at March 31, 2021. We also operate the Discover Network, the PULSE network (“PULSE”) and Diners Club International (“Diners Club”). The Discover Network processes transactions for Discover-branded credit and debit cards and provides payment transaction processing and settlement services. PULSE operates an electronic funds transfer network, providing financial institutions issuing debit cards on the PULSE network with access to ATMs domestically and internationally, as well as merchant acceptance throughout the United States for debit card transactions. Diners Club is a global payments network of licensees, which are generally financial institutions, that issue Diners Club branded credit and charge cards and/or provide card acceptance services.

We manage our business activities in two segments: Digital Banking and Payment Services. Our Digital Banking segment includes Discover-branded credit cards issued to individuals on the Discover Network and other consumer products and services, including private student loans, personal loans, home loans and other consumer lending and deposit products. Our Payment Services segment includes PULSE, Diners Club and our Network Partners business, which provides payment transaction processing and settlement services on the Discover Network.

Our principal executive offices are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, and our telephone number is (224) 405-0900.

RISK FACTORS

Our business, and an investment in the securities, is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated by other SEC filings filed after such reports, as well as any risks described in any applicable prospectus supplement. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks may cause you to lose all or part of your investment.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus and any related prospectus supplement, contain or will contain certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. You should not rely solely on the forward-looking statements, which are qualified in their entirety by reference to, and are accompanied by, the important factors described in our Annual Report on Form 10-K for the year ended December 31, 2020, including under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” as updated by our other SEC filings filed after such Annual Report, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. You should consider all uncertainties and risks contained in or incorporated by reference into this prospectus and any related prospectus supplement. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following:

•

the effect of the COVID-19 pandemic and measures taken to mitigate the pandemic, including their impact on our credit quality and business operations as well as their impact on general economic and financial markets

•

changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment, the levels of consumer confidence and consumer debt and investor sentiment;

•

the impact of current, pending and future legislation, regulation, supervisory guidance and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform, consumer financial services practices, anti-corruption and funding, capital and liquidity;

•	the actions and initiatives of current and potential competitors;

•	our ability to manage our expenses;

•	our ability to successfully achieve card acceptance across our networks and maintain relationships with network participants;

•	our ability to sustain and grow our private student loan, personal loan and home loan products;

•	difficulty obtaining regulatory approval for, financing, transitioning, integrating or managing the expenses of acquisitions of or investments in new businesses, products or technologies;

•	our ability to manage our credit risk, market risk, liquidity risk, operational risk, legal and compliance risk and strategic risk;

•	the availability and cost of funding and capital;

•	access to deposit, securitization, equity, debt and credit markets;

•	the impact of rating agency actions;

•	the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices;

•	losses in our investment portfolio;

•	limits on our ability to pay dividends and repurchase our common stock;

•	limits on our ability to receive payments from our subsidiaries;

•	fraudulent activities or material security breaches of key systems;

•	our ability to remain organizationally effective;

•	our ability to increase or sustain Discover card usage or attract new customers;

•	our ability to maintain relationships with merchants;

•	the effect of political, economic and market conditions, geopolitical events and unforeseen or catastrophic events;

•	our ability to introduce new products and services;

•	our ability to manage our relationships with third-party vendors;

•	our ability to maintain current technology and integrate new and acquired systems;

•	our ability to collect amounts for disputed transactions from merchants and merchant acquirers;

•	our ability to attract and retain employees;

•	our ability to protect our reputation and our intellectual property; and

•	new lawsuits, investigations or similar matters or unanticipated developments related to current matters.

We routinely evaluate and may pursue acquisitions of or investments in businesses, products, technologies, loan portfolios or deposits, which may involve payment in cash or our debt or equity securities.

The foregoing review of important factors should not be construed as exclusive and should be read in conjunction with the other cautionary statements that are included in or incorporated by reference into this prospectus and any related prospectus supplement. These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. Except for any ongoing obligations to disclose material information as required under U.S. federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus and any related prospectus supplement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include: working capital needs, investments in, or extensions of credit to, our subsidiaries, possible repayment, repurchase or redemption of existing debt, expansion of existing businesses, possible acquisitions of businesses and possible investments in other business opportunities. Pending such use, we intend to invest the net proceeds in interest-bearing investment-grade securities.

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus: debt securities, common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants to purchase debt securities, common stock or preferred stock; or any combination of the foregoing, either individually or as units consisting of two or more securities.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities and subordinated debt securities under one of two separate indentures. Our senior debt securities are to be issued under a senior indenture, dated as of June 12, 2007, by and between Discover Financial Services and U.S. Bank National Association, as trustee, a copy of which is incorporated by reference into the registration statement, to which this prospectus forms a part, as an exhibit. Our subordinated debt securities are to be issued under a subordinated indenture, dated as of September 8, 2015, by and between Discover Financial Services and U.S. Bank National Association, as trustee, a copy of which is incorporated by reference into the registration statement, to which this prospectus forms a part, as an exhibit.

The senior debt securities and the subordinated debt securities are collectively referred to in this prospectus as the debt securities. The senior indenture and the subordinated indenture are referred to in this prospectus individually as the “Indenture” and collectively as the “Indentures.” The Indentures may be supplemented from time to time.

The following section is a summary of certain provisions of the Indentures. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indentures, including the definitions in the Indentures of certain terms. We encourage you to read the Indentures and our debt securities for provisions that may be important to you. Wherever this summary refers to particular sections or defined terms of an Indenture, it is intended that such sections or defined terms shall be incorporated into this prospectus by reference. All capitalized terms included in this summary shall have the same meanings specifically set forth in the applicable Indenture. In this section, “the Company,” “we,” “us,” “our” and similar words refer to Discover Financial Services and not any of its subsidiaries.

Our debt securities may be issued as part of a stock purchase unit. Stock purchase units are summarized in this prospectus under the heading “Description of Stock Purchase Contracts and Stock Purchase Units.”

General

The Indentures provide that the debt securities issuable thereunder shall be issuable in series. The aggregate principal amount of debt securities issuable under each Indenture is unlimited, and debt securities may be issued from time to time. The senior debt securities will be our direct unsecured obligations. The subordinated debt securities will be our direct unsecured obligations and will be subordinated to all of our senior debt as described below under the heading “Subordination.” The debt securities issued under the Indentures will be subordinate to all of our existing and future secured indebtedness and structurally subordinated to existing and future claims of creditors of our subsidiaries. Except as described below under the heading “Certain Covenants,” the Indentures do not limit other indebtedness or securities which may be incurred or issued by us or any of our subsidiaries or contain financial or similar restrictions on us or our subsidiaries.

The terms of each series of debt securities will be established by or pursuant to resolutions of our board of directors (and to the extent established other than in a board resolution, in an officer’s certificate detailing such establishment) or pursuant to a supplemental indenture. If we offer debt securities, we will prepare and distribute a prospectus supplement that describes the specific terms of such debt securities. We do not have to issue all of the debt securities of one series at the same time and, unless otherwise specified in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The applicable prospectus supplement may provide the following terms of the debt securities being offered, if applicable:

•	the designation of the securities;

•	the aggregate principal amount and any limit upon the aggregate principal amount of the securities;

•	if other than U.S. dollars, the currency or currencies in which the securities are denominated;

•	the date or dates on which principal of the securities is payable;

•

the rate or rates at which the securities shall bear interest, if any, the date or dates from which such interest shall accrue, on which interest shall be payable and, in the case of registered securities, on which a record date shall be taken for determining holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

•	if other than the offices of the applicable Trustee, the place where the principal of and interest on the securities will be payable;

•

our right, if any, to redeem the securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions, including the notice period, upon which the securities may be so redeemed, pursuant to any sinking fund or otherwise;

•

our obligation, if any, to redeem, purchase or repay the securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which the securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the securities will be issuable;

•	if other than the principal amount of such security, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

•	if other than the coin or currency in which the securities are denominated, the coin or currency in which payment of the principal of or interest on the securities shall be payable;

•

if the principal of or interest on the securities are to be payable, at our election or a holder thereof, in a coin or currency other than that in which the securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of and interest on the securities may be determined with reference to an index based on a coin or currency other than that in which the securities are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined;

•

if the holders of the securities may convert or exchange the securities into or for other of our or another entity’s securities or for other property (or the cash value thereof), the specific terms of and period during which such conversion or exchange may be made;

•

whether the securities shall be issued as registered securities, and if so whether such securities will be issuable in the form of a registered global security, or unregistered (with or without coupons) or any combination thereof;

•	whether the securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of subordinated debt securities, provisions specifying the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated in right of payment to other series of subordinated debt securities or other indebtedness of the Company, as the case may be, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•

any restrictions applicable to the offer, sale, transfer, exchange or delivery of unregistered or registered securities or the payment of interest thereon and, if applicable, the terms upon which unregistered securities may be exchanged for registered securities and vice versa;

•

whether and under what circumstances we will pay additional amounts on the securities held by a non-U.S. Person in respect of tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such securities rather than pay such additional amounts;

•

if the securities are to be issued in definitive form only upon the receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the securities;

•

any other events of default or covenants with respect to the securities, including any additions to or changes in the events of default, covenants or acceleration provisions described in this prospectus or the Indentures; and

•	any other specific terms of the securities, including any which may modify, delete, supplement or add any provision of the Indentures as it applies to that series.

Certain Covenants

Negative Pledge. Unless otherwise provided in any series of debt securities, the senior indenture provides that we will not, and will not permit any of our subsidiaries to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance (except for Permitted Liens, as defined below) on:

•	the Voting Securities (defined below) of Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank; or

•

the Voting Securities of a subsidiary that owns, directly or indirectly, the voting securities of Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank, other than directors’ qualifying shares, in either case without making effective provisions so that the debt securities issued under the senior indenture will be secured equally and ratably with (or, at our option, prior to) indebtedness so secured. For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “Voting Securities” means the stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. “Permitted Liens” means (i) liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith or which are less than $1,000,000 in amount, (ii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involves claims of less than $1,000,000, (iii) deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and (iv) such other liens as our board of directors determines do not materially detract from or interfere with the present value or control of the Voting Securities subject thereto or affected thereby.

The subordinated indenture does not contain any limitations on liens.

Restrictions on Consolidations, Mergers and Sales of Assets. Unless otherwise provided in any series of debt securities, the Indentures provide that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•

will expressly assume the due and punctual payment of the principal of and interest on all of our debt securities issued under the applicable Indenture and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by us, by supplemental indenture satisfactory to the applicable Trustee, executed and delivered to the applicable Trustee by such corporation; and

•

immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Indenture.

Other than as described above or in any prospectus supplement, there are no covenants or other provisions in the Indentures that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of our company or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include our merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets.

Reports. We are required to file with each Trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or pursuant to Section 314 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Events of Default

The Indentures provide holders of our debt securities with remedies if we fail to perform specific obligations or if we become bankrupt. You should review these provisions and the related provisions in the applicable prospectus supplement and understand which of our actions trigger an event of default and which actions do not.

Each of the following constitutes an event of default with respect to each series of senior debt securities:

•

default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•

default in payment of all or any principal of the debt securities of such series as and when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise;

•

failure in the observance or performance of any of the other covenants or agreements in the debt securities of such series or contained in the Indenture applicable to such series (other than a covenant or warranty with respect to the debt securities of such series the breach or nonperformance of which is otherwise included in the definition of “event of default”) for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” and demanding that we remedy the same, shall have been given by registered or certified mail, return receipt requested, to (1) us by the applicable Trustee or (2) us and the applicable Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series;

•

default under any mortgage, indenture or other instrument securing or evidencing any of our indebtedness or that of Discover Bank, or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank, in an aggregate principal amount of $50 million or more and which default (i) constitutes a failure to make any scheduled principal or interest payment when due after giving effect to any applicable grace period or (ii) accelerates the payment of such debt and such acceleration is not rescinded or annulled, or such debt is not discharged, within 15 days after written notice specifying such default and demanding that we remedy the same by (1) the applicable Trustee or (2) the holders of at least 25% in principal amount of the outstanding debt securities of such series;

•

a court having jurisdiction in the premises shall enter a decree or order for relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property or ordering the winding up or liquidation of our affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

•

we shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property, or make any general assignment for the benefit of creditors; or

•	any other event of default provided with respect to the debt securities of such series pursuant to any supplemental indenture or in the form of such debt securities.

An event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur only upon the occurrence of certain events in bankruptcy, insolvency or reorganization involving us. There will be no “event of default,” and holders of the subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities, in the case of a default in the performance of any covenant or obligation with respect to the subordinated debt securities, including a default in the payment of principal or interest.

Acceleration of Debt Securities upon an Event of Default. The senior indenture provides that if an event of default applicable to any series of senior debt securities occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series by notice in writing to us and to the Trustee, if given by security holders, may declare the principal of all the senior debt securities of such series and interest accrued thereon to be due and payable immediately. The subordinated indenture provides that acceleration is automatic upon the occurrence of an event of default applicable to the subordinated debt securities.

Waiver of Defaults. The Indentures provide that the holders of a majority in aggregate principal amount of outstanding debt securities of any series with respect to which an event of default has occurred and is continuing may on behalf of the holders of all such debt securities of such series waive any past default or event of default and its consequences, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the applicable Trustee) or a default in respect of a covenant or provision in the Indenture that cannot be modified or amended without the consent of the holder of each debt security affected. In the case of any such waiver, we, the applicable Trustee, and the holders of all such debt securities shall be restored to their former positions and rights under the applicable Indenture, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Collection of Indebtedness. If a default in the payment of principal of, or any interest on, debt securities of any series issued under the Indentures occurs and is continuing and we fail to pay the full amount then due and payable with respect to all debt securities of such series immediately upon the demand of the applicable Trustee, such Trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. If any default occurs and is continuing, the applicable Trustee may pursue legal action to enforce the performance of any provision in the Indenture to protect the rights of such Trustee and the holders of the debt securities of such series issued under the Indenture.

Indemnification of Trustee for Actions Taken on Your Behalf. The Indentures contain a provision entitling the Trustees, subject to the duty of the Trustees during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the Indentures before proceeding to exercise any trust or power at the request of such holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees with respect to such series.

Limitation on Actions by You as an Individual Holder. The Indentures provide that no individual holder of debt securities of any series may institute any action against us, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the applicable Trustee of the continuing default;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series must have (1) made a written request upon the applicable Trustee to institute that action and (2) offered the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

•	the Trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in principal amount of the outstanding debt securities of such series must not have given directions to the Trustee inconsistent with those of the holders referred to above.

Annual Certification. The Indentures contain a covenant that we will file annually with the Trustees a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on debt securities of any series prior to maturity if we comply with the following provisions.

Discharge of Indenture. If at any time we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities of any series as and when the same shall have become due and payable;

•	delivered to the applicable Trustee for cancellation all of the outstanding debt securities of such series theretofore authenticated; or 9

•

in the case of any series of debt securities where the exact amount (including currency of payment) of principal of and interest due can be determined at the time of making the deposit referred to in clause (B) below, (A) all the debt securities of such series not theretofore delivered to the applicable Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice of redemption (or, in the case of debt securities that do not bear a fixed interest rate, within the remaining term of the then current interest period) and (B) we shall have irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds the entire amount in cash (other than moneys repaid by the applicable Trustee or any paying agent to us), or, in the case of any series of debt securities the payment on which may only be made in dollars, direct obligations of the United States of America, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay (1) the principal and interest on all debt securities of such series on each date that such principal or interest is due and payable and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the applicable Indenture and the debt securities of such series; and if, in any such case, we also pay or cause to be paid all other sums payable by us under the Indenture with respect to the debt securities of such series, then the Indenture shall cease to be of further effect with respect to the debt securities of such series, except as to certain rights and with respect to the transfer and exchange of the debt securities of such series, rights of the holders to receive payment and certain other rights and the applicable Trustee, on our demand accompanied by an officer’s certificate and opinion of counsel and at our cost and expense, shall execute proper instruments acknowledging such satisfaction of and discharging the Indenture as to such series; provided that the rights of holders of the debt securities to receive amounts in respect of principal of and interest on the securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the debt securities are listed. We will reimburse the applicable Trustee for any costs or expenses thereafter reasonably and properly incurred and compensate the applicable Trustee for any services thereafter reasonably and properly rendered by such Trustee in connection with the applicable Indenture or the debt securities of such series.

Defeasance at Any Time. We may elect (i) to be discharged from all of our obligations (other than as to (1) transfers and exchanges of debt securities and our right of optional redemption, if any, (2) replacement of lost, mutilated, defaced, stolen or destroyed debt securities (3) rights of holders to receive payment of the principal and interest on such debt securities at the dates when due, (4) rights, obligations and duties to the Trustee and (5) rights of holders thereof to the property deposited with the Trustee in furtherance of such defeasance and (6) our obligations with respect to maintaining an office for payment) with respect to the outstanding debt securities of any series, which is referred to as “defeasance” or (ii) to be released from our obligation to comply with the provisions of the Indentures described above under “—Certain Covenants” with respect to the outstanding debt securities of any series (and, if so specified, any other obligation or restrictive covenant added for the benefit of the holders of such series of debt securities) which is referred to as “covenant defeasance,” in either case, if we satisfy each of the following conditions:

•

We irrevocably deposit or cause to be deposited with the applicable Trustee in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (A) cash in an amount, or (B) in the case of any series of debt securities the payments on which may only be made in dollars, U.S. government obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay (1) the principal and interest on all debt securities of such series and (2) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the applicable Indenture and the outstanding debt securities of such series.

•

Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other agreement or instrument to which we are a party or by which we are bound.

•

We deliver to the applicable Trustee an officer’s certificate (only in the case of a covenant defeasance) and an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of a defeasance, but not in the case of covenant defeasance, the opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the applicable Indenture, since that result would not occur under current tax law.

•

We deliver to the applicable Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the defeasance or covenant defeasance have been complied with.

Additionally, in the case of covenant defeasance, we must satisfy the following additional conditions:

•

No event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities shall have occurred and be continuing on the date of such deposit or, insofar as certain subsections of the Indenture pertaining to bankruptcy or insolvency provisions are concerned, at any time during the period ending on the 91st day after the date of such deposit.

•	Such covenant defeasance does not cause the applicable Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any of our securities.

•	Such covenant defeasance does not cause any debt securities then listed on any registered national securities exchange under the Exchange Act to be delisted.

Modification and Waiver

Modification Without Consent of Holders. We and the applicable Trustee may, from time to time and at any time, enter into supplemental indentures without the consent of the holders of debt securities of a series to:

•	convey, transfer, assign, mortgage or pledge to the applicable Trustee as security for the debt securities of one or more series any property or assets;

•	evidence the assumption by a successor corporation of our obligations;

•

add covenants for the protection of the holders of such debt securities and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indentures; provided, that in respect of any such addition we may provide for a different grace period after default, may provide for an immediate enforcement, or may limit the remedies available to the applicable Trustee or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

•

cure any ambiguity or correct or supplement any provision contained in the applicable Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the applicable Indenture or in any supplemental indenture, or to make any other provisions as we may deem necessary or desirable, provided that no action shall adversely affect the interests of the holders of the debt securities;

•	establish the forms or terms of debt securities of any series as permitted by specific sections of the applicable Indenture; and

•

evidence and provide for the acceptance of appointment under the applicable Indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee.

Modification with Consent of Holders. We and the applicable Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of outstanding debt securities of any series, may, from time to time and at any time, enter into supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable Indenture or modifying in any manner the rights of the holders of the debt securities of such series. However, we and the applicable Trustee may not make any of the following changes to any outstanding debt securities without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium (if any) or interest thereon is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due or, if the debt securities provide therefor, any right of repayment at the option of the holder;

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture; or

•

in the case of the subordinated indenture, modify the provisions of the subordinated indenture with respect to the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

Subordination

The subordinated indenture provides that the subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior indebtedness in accordance with the terms therein. In the event of any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntarily or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event the holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all senior indebtedness, or provision will be made for such payment in cash, before the holders of our subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, our subordinated debt securities. To that end the holders of senior indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, which may be payable or deliverable in respect of the subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of our subordinated debt securities. By reason of such subordination, in the event of liquidation or insolvency of the Company, holders of senior indebtedness and holders of our other obligations that are not subordinated to senior indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all senior indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such senior indebtedness by virtue of such subordination until the principal of, and any premium and interest on, our subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of, or any premium or interest on, our subordinated debt securities may be made (1) in the event and during the continuation of any default by us in the payment of principal, premium, interest or any other amount due on any of our senior indebtedness or (2) if the maturity of any our senior indebtedness has been accelerated because of a default.

Our subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. Our senior debt securities will constitute senior indebtedness under our subordinated indenture.

The term “senior indebtedness” means:

(1)	all of our obligations for borrowed or purchased money;

(2)	all of our obligations arising from off-balance sheet guarantees and direct credit substitutes;

(3)	all of our capital lease obligations;

(4)

all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(5)	all of our obligations, contingent or otherwise, in respect of any letters of credit, banker’s acceptances, security purchase facilities or similar credit transactions;

(6)	all of our obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements;

(7)	all of our obligations of the type referred to in clauses (1) through (6) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

(8)	all of our obligations of the type referred to in clauses (1) through (7) above of other persons secured by any lien on any property or asset, whether or not such obligation is assumed by the Company, in each case, whether outstanding on the date the subordinated indenture became effective, or created, assumed or incurred after that date, except for:

(a)	the subordinated debt securities; and

(b)

any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the subordinated debt securities and the issuance of which (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the subordinated debt securities from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of the Company’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Book Entry System, Delivery and Form

We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. Holders may hold their interests in a global security directly through Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global security on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global security in customers’ securities accounts in the depositaries’ names on the books of DTC. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC, referred to as “participants,” and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the “indirect participants,” that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

We expect that, pursuant to procedures established by DTC upon the deposit of a global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of securities represented by such global security to the accounts of participants. The accounts to be credited shall be designated by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable Indenture and debt securities. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the debt securities represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any debt securities under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, premium or interest on the debt securities represented by a global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the applicable Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium, if any, or any interest amounts on, a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants, subject to any statutory or regulatory requirements as may be in effect from time to time. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in a global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global security from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global security settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of debt securities as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for a global security or ceases to be a clearing agency or there is an event of default under the debt securities relating to that global security, DTC will exchange the global security for certificated securities which it will distribute to its participants.

Although we expect that DTC, Euroclear and Clearstream will follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that we believe to be reliable, but we do not take any responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

Our senior indenture and our subordinated indenture are and any debt securities issued under either Indenture will be, governed by, and construed in accordance with, the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

Concerning our Relationship with the Trustees

U.S. Bank National Association is the trustee of the Discover Card Execution Note Trust and the Discover Card Master Trust I under Discover Bank’s amended and restated pooling and servicing agreement, and the trustee of The Student Loan Corporation’s securitization trust.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. This description is not complete, and is qualified in its entirety by reference to the full text of our amended and restated certificate of incorporation and bylaws. You should read the full text of our amended and restated certificate of incorporation and bylaws, as well as the provisions of applicable Delaware law.

General

Under our amended and restated certificate of incorporation, we have authority to issue 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. As of June 18, 2021, 301,823,234 shares of our common stock were outstanding and 10,700 shares of our preferred stock were outstanding, including 5,700 shares of our Series C Preferred Stock and 5,000 shares of our Series D Preferred Stock, as described below.

Offered and Existing Common Stock

General. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of shares of common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by the holders of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock.

Dividend Rights. Holders of common stock will share equally on a pro rata basis in any dividends as may be declared by our board of directors out of funds legally available for that purpose, subject to any preferential rights of holders of any outstanding shares of preferred stock and any other class or series of stock having preference over the common stock as to dividends.

Preemptive Rights. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock or other securities of our company. There are no other subscription rights or conversion rights, and there are no sinking fund provisions applicable to our common stock.

Other Rights. Upon voluntary or involuntary liquidation, dissolution or winding up of our company, after payment in full of the amounts required to be paid to creditors and holders of any preferred stock that may be then outstanding, all holders of common stock are entitled to share equally on a pro rata basis in all remaining assets.

Listing. Our shares of common stock are listed on the New York Stock Exchange under the ticker “DFS.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare.

Existing Preferred Stock

On October 31, 2017, Discover Financial Services issued and sold 570,000 depositary shares, each representing a 1/100th interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share, with a liquidation preference of $1,000 per depositary share (equivalent to $100,000 per share of Series C Preferred Stock) (the “Series C Preferred Stock”).

On June 22, 2020, Discover Financial Services issued and sold 500,000 depositary shares, each representing a 1/100th interest in a share of 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D with a liquidation preference of $1,000 per depositary share (equivalent to $100,000 per share of Series D Preferred Stock) (the “Series D Preferred Stock” and, together with the Series C Preferred Stock, the “Existing Preferred Stock”)).

Rank. The Existing Preferred Stock ranks senior to our common stock and at least equally with each other series of preferred stock we may issue if provided for in the certificate of designations relating to such preferred stock or otherwise (except for any senior stock that may be issued with the requisite consent of the holders of the Existing Preferred Stock and all other parity stock, if any), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment after satisfaction of all claims for indebtedness and other non-equity claims. The shares of the Existing Preferred Stock are fully paid and nonassessable and have no preemptive rights.

Conversion. The Existing Preferred Stock is not convertible into, or exchangeable for, common stock or other securities of ours.

Dividends. Holders of the Series C Preferred Stock are entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, cash dividends payable from, and including, the date of issuance to, but excluding, October 30, 2027 semi-annually at a rate of 5.500% per annum and from, and including, October 30, 2027 and thereafter quarterly at a floating rate equal to three-month LIBOR plus a spread of 3.076% per annum. Holders of the Series D Preferred Stock are entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, cash dividends payable from, and including, the date of issuance to, but excluding, September 23, 2025, semi-annually at a rate of 6.125% per annum and thereafter at a per annum rate that will reset every five years to a fixed annual rate equal to the five-year Treasury rate, as of the most recent reset dividend determination date, plus a spread of 5.783%.

Dividends on the Existing Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Existing Preferred Stock in respect of a dividend period before the related dividend payment date, then Discover Financial Services will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Existing Preferred Stock for any future dividend period.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the Existing Preferred Stock (“parity stock”), if any, unless we have paid or set apart funds for the payment of dividends on the Existing Preferred Stock. When dividends are not paid in full upon the shares of Existing Preferred Stock and parity stock, if any, all dividends declared upon shares of Existing Preferred Stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Existing Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other.

Subject to some additional exceptions set forth in the certificate of designations for the Existing Preferred Stock, unless we have paid full accrued dividends on the outstanding shares of the Existing Preferred Stock for the latest dividend payment period, we may not during a dividend period:

•

declare or pay a dividend or distribution on common stock or any preferred stock that ranks junior to the Existing Preferred Stock as to dividend rights and as to rights on liquidation, dissolution or winding up, or

•

redeem, purchase, or otherwise acquire our common stock or any preferred stock that ranks junior to the Existing Preferred Stock as to dividend rights and as to rights on liquidation, dissolution or winding up.

Redemption. The Existing Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series C Preferred Stock is redeemable, at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after October 30, 2027 or (ii) in whole but not in part, at any time within 90 days of certain changes to regulatory capital requirements. The Series D Preferred stock is redeemable, at our option, (i) in whole or in part during the three-month period prior to, and including, each reset date (as defined in the certificate of designations for the Series D Preferred Stock) or (ii) in whole but not in part, at any time within 90 days of a regulatory capital treatment event (as defined in the Certificate of Designations for the Series D Preferred Stock).

Liquidation Rights. In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series C Preferred Stock are entitled to receive a liquidating distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Existing Preferred Stock. In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series D Preferred Stock are entitled to receive a liquidating distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Existing Preferred Stock.

Distributions will be made only to the extent of Discover Financial Services’ assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Existing Preferred Stock.

In any such distribution, if the assets of Discover Financial Services are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Existing Preferred Stock and all holders of parity stock, if any, as to such distribution with the Existing Preferred Stock, the amounts paid to the holders of Existing Preferred Stock and parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the Existing Preferred Stock will not be entitled to any further participation in any distribution of assets by Discover Financial Services.

Voting Rights. Except as provided below, the holders of the Existing Preferred Stock have no voting rights.

Right to Elect Two Directors Upon Nonpayment. If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Existing Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the board of directors of Discover Financial Services shall be increased by two at its first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting, the holders of shares of Existing Preferred Stock shall have the right, voting separately as a class together with holders of any other equally ranked series of preferred stock that have similar voting rights, if any, to elect such two additional members of the board of directors of Discover Financial Services to hold office for a term of one year. These voting rights will continue for the Existing Preferred Stock until dividends on such shares have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least one year following the non-payment. The term of office of all directors elected by the holders of the Existing Preferred Stock will terminate immediately upon the termination of the right of holders of the Existing Preferred Stock to vote for directors.

Other Voting Rights. So long as any shares of Existing Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Existing Preferred Stock, voting separately as a class, shall be required to:

•

authorize or increase the authorized amount of, or issue shares of, any class or series of stock ranking senior to the Existing Preferred Stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•

amend the provisions of the amended and restated certificate of incorporation of Discover Financial Services so as to adversely affect the powers, preferences, privileges or rights of the Existing Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Existing Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Existing Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of Discover Financial Services will not be deemed to adversely affect the powers, preferences, privileges or rights of the Existing Preferred Stock; or

•

consummate a binding share-exchange or reclassification involving the Existing Preferred Stock, or a merger or consolidation of Discover Financial Services with or into another entity unless (i) the shares of the Existing Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Existing Preferred Stock or new preferred securities have terms that are not materially less favorable than the Existing Preferred Stock.

Offered Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue our preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement. However, the effects might include, among other things:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of our company without further action by our stockholders.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Bylaws, Delaware Law and Federal Banking Law

Some provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Stockholder Action by Written Consent. Subject to the rights of holders of any series of preferred stock or any other series or class of stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting.

Amendments to our Governing Documents. The amendment of any provision of our amended and restated certificate of incorporation requires approval by our board of directors and a majority vote of stockholders, other than any amendment to the provisions requiring that amendments to our bylaws require the approval of either a majority of our board of directors or holders of at least 80% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors, for which an amendment requires the approval by our board and holders of at least 80% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors. Any amendment to our bylaws requires the approval of either a majority of our board of directors or holders of at least 80% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors.

Stockholder Meetings. Our amended and restated bylaws provide that, subject to the rights of holders of any series of preferred stock or any other series or class of stock as set forth in our amended and restated certificate of incorporation, special meetings of our stockholders may be called only by our secretary at the direction of and pursuant to a resolution of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Delaware Anti-Takeover Law. Our amended and restated certificate of incorporation does not exempt us from the application of Section 203 of the Delaware General Corporation Law, an anti-takeover law.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Federal Banking Law. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve has been given 60 days’ prior written notice of such proposed acquisition containing the information requested by the Federal Reserve; and

•	within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending the period during which such a disapproval may be issued.

An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. An acquirer is conclusively deemed to have acquired control if it owns, controls, or has the power to vote 25 percent or more of a class of voting securities. In addition, under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting securities of a bank holding company with securities registered under Section 12 of the Exchange Act, such as us, would be presumed to constitute the acquisition of control. In addition, any “company” would be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended, before acquiring 25% (5% in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of any class of voting securities, or a lesser number of shares if the acquirer otherwise is deemed to have control over us by the Federal Reserve, and may be subject to ongoing regulation and supervision as a bank holding company.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the preferred stock depositary named in the deposit agreement and the holders from time to time of our depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of the depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holder, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled to the property, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption), the holders of the depositary receipts will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends (except, with respect to noncumulative shares of preferred stock, dividends for the current dividend period only) of the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender of the depositary receipts to the preferred stock depositary.

Voting of the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from holders of our depositary receipts evidencing such depositary shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of our depositary receipts will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into our common stock or any of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by depositary receipt holders to the preferred stock depositary with written instructions to the preferred stock depositary instructing us to cause conversion of our preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other preferred stock or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect of such instructions, we will cause the conversion of the preferred stock represented by depositary shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional shares of our common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the existing holders of at least a majority of our depositary shares evidenced by the depositary receipts then outstanding.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of the holders of each class of our depositary shares affected by such termination consents to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares shall have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	each related share of preferred stock shall have been converted into our capital stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of our depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any such resignation or removal shall take effect upon the appointment of a preferred stock depositary successor. A preferred stock depositary successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of our depositary receipts any reports and communications from us that are received by the preferred stock depositary with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties under the deposit agreement in good faith and without gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred stock represented by the depositary shares unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented by the depositary shares for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, shares of common stock or shares of preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share of common stock and number of shares of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, securing the holders’ obligations to purchase the shares of common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or a selling securityholder may sell the securities inside and outside the United States from time to time (a) through underwriters, dealers or agents, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods. The applicable prospectus supplement will describe the terms and the method of distribution of these securities, including the following information, if applicable:

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents and describe their commissions, fees or discounts in the applicable prospectus supplement.

Sale Through Underwriters or Dealers

If we use underwriters in a sale, they will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may choose to sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the

Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with underwriters, dealers, agents and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue and will have no established trading market. We may elect to apply to list any series of securities on an exchange.

Any underwriters that we use in the sale of securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates, which may include short sales of the securities by counterparties or option, forward or other types of transactions that require delivery of securities to a counterparty, who may resell or transfer the securities under this prospectus.

Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Any such underwriters and distribution participants may be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling securityholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Discover Financial Services’ Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Discover Financial Services’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.discover.com. The information available at our website does not constitute a part of this prospectus. You may also request a copy of our SEC filings, or the documents we incorporate by reference herein, at no cost, by writing or telephoning us at:

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

Attention: Investor Relations

Telephone: (224) 405-0900

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. We are not making any offer of these securities in any state or jurisdiction where the offer is not permitted.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•	our Current Reports on Form 8-K filed with the SEC on February 23, 2021, May 6, 2021, June 1, 2021 and June 10, 2021; and

•

the description of our common stock under the heading “Description of our Capital Stock,” in our Information Statement included with Amendment No. 4 to our Form 10 filed with the SEC on June 1, 2007, including any subsequently filed amendments and reports updating such description.

$1,000,000,000

7.964% Fixed-to-Floating Rate Senior Notes due November 2, 2034

Prospectus Supplement

Joint Book-Running Managers

Barclays

BofA Securities

Citigroup

RBC Capital Markets

Senior Co-Manager

Wells Fargo Securities

Junior Co-Managers

Academy Securities

J.P. Morgan

Mischler Financial Group, Inc.

Ramirez & Co., Inc.

Siebert Williams Shank

October 30, 2023